SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15 , 2005

OPINION RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22554	22-3118960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

First Modification to Business Loan and Security Agreement and Other Loan Documents

On March 15, 2005, Opinion Research Corporation (“the Company”) and certain of its affiliates, Macro International Inc., ORC Protel, LLC, Social and Health Services, Ltd., ORC Holdings, Ltd. and O.R.C. International Ltd. (together with the Company, the “Borrowers”), entered into a First Modification to Business Loan and Security Agreement and Other Loan Documents (the “Modification”) with Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, and First Horizon Bank, a division of First Tennessee Bank National Association (the “Lenders”). The Modification amended the Business Loan and Security Agreement dated as of May 4, 2004 pursuant to which the Borrowers obtained a senior secured credit facility consisting of a revolving line of credit in the maximum aggregate principal amount of $35,000,000 (the “Senior Revolving Facility”). The Modification leaves unchanged the Senior Revolving Facility while extending a new term loan in the principal amount of $15,000,000 (the “Term Loan,” and together with the Senior Revolving Facility, the “Senior Facility”). The Term loan is secured by substantially all of the assets of the Borrowers. The Term Loan carries an interest rate of LIBOR plus 350 basis points (currently 6.55%) and requires principal payments of $750,000 per quarter. The Term Loan matures on March 14, 2010. Payments under the Term Loan can be accelerated upon a default by the Borrowers, which includes the following events: (i) non-payment of sums due; (ii) an amount outstanding under the revolving facility which exceeds certain limitations; (iii) non-compliance with certain financial covenants; and (iv) material adverse change in the business, assets, properties, condition (financial or otherwise) of the Borrowers in the aggregate.

The proceeds from the Term Loan, together with proceeds obtained from a drawdown of the Senior Revolving Facility, were used to pay off the outstanding $20,500,000 balance of a $10,000,000 secured subordinated term loan (the “Secured Subordinated Facility”) between Borrowers and Allied Capital Corporation (“Allied”) and an unsecured $12,000,000 subordinated term loan (the “Subordinated Facility,” together with the Secured Subordinated Facility, the “Allied Facilities”) between Borrowers and Allied.

Other than the relationships established by the Senior Facility and routine commercial banking service none of the Borrowers or their affiliates have any material relationships with the Lenders.

A copy of the press release announcing the Modification is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As described in Item 1.01, above, effective March 15, 2005, the Borrowers used the proceeds from the Term Loan, together with proceeds obtained from a drawdown of the Senior Revolving Facility, to pay off the outstanding $20,500,000 balance of the Allied Facilities. In connection with the prepayment of the Allied Facilities, the Borrowers incurred a prepayment penalty in the amount of $360,000.

The Secured Subordinated Facility carried an interest rate of 10.0% and was set to mature in November 2007. The Secured Subordinated Facility required principal payments of $500,000 per quarter commencing July 1, 2004, with an unamortized balance of $3,000,000 due at the end of the term. The Subordinated Facility was set to expire in May 2009 and carried a fixed interest rate of 13.5% current plus 2.5% deferred.

In 1999 the Company issued Allied and Allied Investment Corporation warrants to purchase 437,029 shares of the Company’s common stock at an exercise price of $5.422 per share (the “Warrants”). The Warrants expire on the later of May 2009 or the third anniversary of the date on which the Company has paid in full all amounts due under the Allied Facilities.

Other than the relationships established by the Allied Facilities and the Warrants, none of the Borrowers or their affiliates have any material relationships with Allied.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Item 1.01, above, is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1    Press Release dated March 16, 2005 regarding the announcement of the Company’s debt refinancing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

Date: March 21, 2005	By:	/s/ Douglas L. Cox
	Name:	Douglas L. Cox
	Title:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated March 16, 2005 regarding the announcement of the Company’s debt refinancing.